Exhibit 10.14

EXECUTION COPY

SPECIAL BONUS AGREEMENT

This Special Bonus Agreement (“Agreement”) is made and entered into on March 11, 2011 by and between Union Square Hospitality Group, LLC, a New York limited liability company (“USHG”), and Randall Garutti (the “Participant”).

WITNESSETH:

WHEREAS, the Participant is the Chief Operating Officer of SSE Holdings, LLC, a Delaware limited liability company (the “Company”), a majority-owned subsidiary of USHG; and

WHEREAS, USHG wishes to encourage the Participant to remain in the employment of the Company by providing the Participant with a bonus upon the occurrence of certain events as described herein.

NOW, THEREFORE, in consideration of the promises and agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, intending to be legally bound, as follows:

Section 1.                                           Definitions.  The following terms shall have the meanings set forth below:

(a)                                 “Affiliate” means, with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such first Person.  For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling,” and “controlled”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, the Company and USHG shall be deemed to be Affiliates for purposes of this Agreement.

(b)                                 “Base Amount” means $15,900,000.

(c)                                  “Board” means the board of directors of USHG.

(d)                                 “Business” means the business of developing and/or operating premium fast-casual burger, shakes, fries and specialty ice creams or similarly themed restaurants.

(e)                                  “Cause” means (i) the willful misconduct or an act of dishonesty of the Participant with regard to the Company or any of its Affiliates, which in either case, results in material harm to the Company or such Affiliate; (ii) the willful and continued failure of the Participant to attempt to perform his duties with the Company or any of its Affiliates (other than any such failure resulting from incapacity), which failure is not remedied within 30 days after receiving written notice thereof; (iii) the conviction of the Participant of (or the plea by the Participant of guilty or nolo contendere to) any felony involving moral turpitude (other than traffic related offenses or as a result of vicarious liability); or (iv) a material breach by the Participant of any material provision of this Agreement, which breach is not remedied within 10 days after receiving written notice thereof.

(f)                                   “Change in Control” means (i) a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (b) Meyer or any Meyer Affiliated Parties, becomes the “beneficial owner” (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; provided that such transaction satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (ii) the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Meyer and/or any Meyer Affiliated Parties, of all or substantially all of the Company’s assets during any period of 12 consecutive months; provided that such transaction satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(vii) or (iii) a merger or consolidation involving the Company, other than a merger or consolidation (a) in which the equityholders of the Company immediately prior to such merger or consolidation, own immediately following such merger or consolidation, at least 50% of the voting power of the surviving entity or (b) with an entity in which Meyer and/or any Meyer Affiliated Parties beneficially own more than 50% of the voting securities; provided that any such merger or consolidation satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v).

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(h)                                 “Confidential Information” means all confidential, proprietary, or non-public information (in whatever form) heretofore or hereafter developed or used by USHG, the Company or any of their respective Affiliates relating to the Business, and/or the operations, employees, assets, properties, capitalization, customers, suppliers and distributors of USHG, the Company or any of their respective Affiliates, including, but not limited to, the names of the investors in USHG, the Company or any of their respective Affiliates, customer lists, customer orders, purchase orders, financial data, pricing information and price lists, business plans and market strategies and arrangements, business techniques, all books, records, manuals, advertising materials, catalogues, correspondence, mailing lists, production data, sales materials and records, purchasing materials and records, personnel records, quality control records and procedures included in or relating to the Business or any of the assets of USHG, the Company or any of their respective Affiliates, all trademarks, tradenames (including all rights to the tradename and trademark “Shake Shack” or any similar names or slogans), copyrights and patents, and applications therefor, all inventions, processes, procedures, research records, market surveys and marketing know-how and other technical papers, irrespective of whether any of the foregoing constitute a trade secret under any applicable law, in any case, of USHG, the Company or any of their respective Affiliates, and all other non-public information regarding USHG, the Company or any of their respective Affiliates.  Information that becomes generally available to the public as a result of a breach by the Participant of this Agreement shall be deemed “Confidential Information” for purposes of this Agreement.

(i)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)                                    “Good Reason” shall mean, without the Participant’s consent (i) any material adverse change by the Company in the Participant’s base salary, position, duties, responsibilities, authority, title or reporting obligations, or the assignment of duties to the Participant by the Company that are materially inconsistent with the Participant’s position; (ii) a relocation of the Participant’s principal business location to an area outside of the greater Manhattan area; or (iii) any other material breach by USHG of this Agreement or any other agreement with the Participant.  Notwithstanding the foregoing, no termination for Good Reason will be effective unless: (x) the Participant provided the Company or USHG, as the case may be, with at least thirty (30) days prior written notice of his intent to resign for Good Reason (which notice must be provided within sixty (60) days following the occurrence of the event(s) purported to constitute Good Reason); (y) the Company or USHG, as the case may be, has not remedied the alleged violation(s) within the thirty (30) day period; and (z) the Participant’s resignation becomes effective no later than thirty (30) days after the Company or USHG, as the case may be, has either failed to cure such event or indicated that it will not cure such event

(k)                                 “Initial Public Offering” means any firm commitment underwritten initial public offering of equity securities of the Company or any successor thereto (including any holding company formed for purposes of effecting any such transaction) pursuant to a registration statement declared effective by the Securities and Exchange Commission and following which such equity securities are listed on a national or international securities exchange.

(l)                                     “Maximum Special Bonus Amount” means $2,450,000.

(m)                             “Meyer” means Daniel Meyer, the Chairman of the Board of Directors of the Company and the Chief Executive Officer of USHG as of the date of this Agreement.

(n)                                 “Meyer Affiliated Parties” means (i) Meyer’s spouse, (ii) any minor descendants of Meyer, (iii) any trust as to which Meyer has the right to direct the vote of securities held by such trust, (iv) any corporation, partnership, or limited liability company controlled by Meyer or as to which Meyer otherwise has the right to direct the vote of securities held by such entity and (v) as of the date of this Agreement, each (A) owner of more than 5% of the Company’s voting securities, (B) member of USHG and their respective Affiliates and (C) partner of SEG Partners, L.P., SEG Partners II, L.P. or SEGPO Investment Corp. LLC, and their respective Affiliates.

(o)                                 “Person” means any individual, corporation, partnership, trust, limited liability company, organization, association, government (or any department or agency thereof) or any other business entity.

(p)                                 “Special CIC Bonus” means an amount equal to the product of (x) 3.5%, (y) the Vested Percentage and (z) the difference between the Value of the Company on the date of a Change in Control and the Base Amount; provided, however, that in no event shall the Special CIC Bonus payable hereunder exceed the Maximum Special Bonus Amount (regardless of the Value on the date of determination).

(q)                                 “Special IPO Bonus” means an amount equal to the product of (x) 3.5%, (y) the Vested Percentage (as of the Special IPO Bonus payment date) and (z) the difference between the Value of the Company on the date of an Initial Public Offering and the Base Amount; provided, however, that in no event shall the Special IPO Bonus payable hereunder exceed the Maximum Special Bonus Amount (regardless of the Value on the date of determination)

(r)                                    “Value” means the fair market value of the Company, as determined either (a) by agreement of the Participant and USHG, or (b) if no such agreement is reached within 30 days after the occurrence of an event requiring valuation, by an appraiser selected in accordance with the following procedures. If USHG and the Participant are unable to mutually select an independent appraiser within fifteen days after either party is requested to do so by the other, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing securities, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining firms. The determination of the selected appraiser shall be final and binding upon the parties. If the aggregate valuation made by the appraiser is more than 110% of USHG’s determination, the full cost of appraisal shall be borne by USHG, otherwise the Participant shall bear the cost of such appraisal.

(s)                                   “Vested Percentage” means:

(i)                                     0%, if the Participant’s employment with the Company terminates before February 1, 2011;

(ii)                                  33 and 1/3%, if the Participant’s employment with the Company terminates on or after February 1, 2011 but before February 1, 2012;

(iii)                               66 and 2/3%, if the Participant’s employment with the Company terminates on or after February 1, 2012 but before February 1, 2013; or

(iv)                              100%, if, notwithstanding clauses (i), (ii) and (iii) above, any of the following events occur:

(1)                                 the Participant remains continuously employed with the Company from the date of this Agreement through and including February 1, 2013;

(2)                                 with respect to the Special CIC Bonus, the Participant remains continuously employed by the Company from the date of this Agreement through and including the date of a Change in Control; or

(3)                                 with respect to the Special IPO Bonus, the Participant remains continuously employed by the Company from the date of this Agreement through and including the 6-month anniversary of an Initial Public Offering (or in the event that following an Initial Public Offering and prior to the 6-month anniversary thereof, the Company terminates the Participant’s employment without Cause, the Participant terminates his employment for Good Reason or the Participant dies).

Notwithstanding anything contained herein to the contrary, if the Participant’s employment is terminated by the Company for Cause prior to the payment of any amounts hereunder, the Vested Percentage shall be 0% and no amounts shall be payable to the Participant hereunder.

Section 2.                                           Bonus Payment.  The Special CIC Bonus shall be payable to the Participant by USHG within 30 days after the occurrence of a Change in Control.  Such CIC Bonus shall be payable in a lump sum payment in the same form of consideration (or proportions thereof) received by USHG for its interest in the Company in such Change in Control; provided, however, in the event of the payment of any non-cash consideration, the Participant’s rights with respect to such consideration will be substantially similar to USHG’s rights with respect to the non-cash consideration it receives in connection with such Change in Control.  The Special IPO Bonus shall be payable to the Participant by USHG in a lump sum cash payment on the 7th anniversary of the date of this Agreement, provided that an Initial Public Offering shall have occurred on or prior to such date.

Section 3.                                           Restrictive Covenants.  In consideration for the potential payments to the Participant hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Participant agrees to the following:

(a)                                 Confidentiality.  The Participant shall not, at any time during his employment with the Company or at any time thereafter, directly or indirectly, use for the benefit of himself or any third party or disclose to any person, firm, company or other entity (other than USHG, the Company or any of their respective Affiliates) any Confidential Information without the prior written consent of the Board, except (i) as required in the performance of his duties to the Company and its Affiliates, (ii) to the extent that the Participant is required by law, subpoena or court order to disclose any Confidential Information (provided that in such case, the Participant shall (1) provide the Board with the earliest notice possible that such disclosure is or may be required, (2) reasonably cooperate with USHG, the Company and their respective Affiliates, at the Company’s expense, in protecting, to the maximum extent legally permitted, the confidential or proprietary nature of such Confidential Information and (3) disclose only that Confidential Information which he is legally required to disclose), (iii) disclosing information that has been or is hereafter made public through no act or omission of the Participant in violation of this Agreement or any other confidentiality obligation or duty owed to USHG, the Company or their respective Affiliates, (iv) disclosing information and documents to his attorney or tax adviser for the purpose of securing legal or tax advice (provided that such Persons agree to keep such information confidential) or (v) disclosing only the post-employment restrictions in this Agreement in confidence to any potential new employer.  The Participant shall take all actions necessary to protect the integrity of the business plans, customer lists, statistical data and compilations, agreements, contracts, manuals or other materials, in whatever form, of USHG, the Company and their respective Affiliates that contain Confidential Information, and upon the termination of the Participant’s employment, the Participant agrees that all Confidential Information in his possession or under his control, directly or indirectly, that is in writing, computer generated or other tangible form (together with all duplicates thereof) will forthwith be returned to the Company and will not be retained by the Participant or furnished to any person or entity, either by sample, facsimile, film, audio or video cassette, electronic data, verbal communication or any other means of communication.  The Participant agrees that the provisions of this Section 3 are reasonable and necessary to protect the proprietary rights of USHG, the Company and their respective Affiliates in the Confidential Information and trade secrets, goodwill and reputation.  In addition, the terms and conditions of this Agreement shall remain strictly confidential, and the Participant shall not disclose the terms and conditions hereof to any person or entity, other than immediate family members, legal advisors or personal tax or financial advisors, provided that each such person agrees to keep such terms and conditions confidential.

(b)                                 Non-Competition.  The Participant shall not, during his employment with the Company and for a period of one-year thereafter (the “Non-Compete Period”), directly or indirectly, whether for himself or on behalf of any other person or entity, engage in, own, manage, operate, advise, provide financing to, control or participate in the ownership, management or control of, or be connected as an officer, employee, partner, director, or otherwise with, or have any financial interest (whether as a stockholder, director, officer, partner, consultant, proprietor, agent or otherwise) in, or aid or assist anyone else in the conduct of, any business that competes, directly or indirectly, with USHG, the Company or their respective Affiliates in the Business or is otherwise engaged in activities competitive with USHG, the Company or their respective Affiliates in the Business, in any jurisdiction in the United States of America (including, without limitation, the state of New York) or any other country in the world where USHG, the Company or their respective Affiliates are engaged in the Business (the “Restricted Area”).  The Participant agrees that the Restricted Area is reasonable taking into consideration the nature and scope of the operations of USHG, the Company and their respective Affiliates in the Business and the Participant’s role in such operations.  It shall not be a violation of this Section 3(b) for the Participant to own less than one percent (1%) of the outstanding shares of a corporation that is engaged in the Business whose shares are listed on a national stock exchange or traded in accordance with the automated quotation system of the National Association of Securities Dealers.  Nothing herein shall prevent the Participant from engaging in any activity with, or holding any financial interest in, a non-competitive affiliate of an entity engaged in the Business, provided that no such activity or financial interest would otherwise cause the Participant to breach his obligations under Section 3 of this Agreement.

(c)                                  Non-Solicitation.  The Participant shall not, during the Non-Compete Period, either directly or indirectly, and whether for himself or on behalf of any other person, company, firm or other entity; (i) seek to persuade any employee or consultant of USHG, the Company or any of their respective Affiliates to discontinue or diminish his or her status or employment therewith or seek to persuade any employee, former employee (who was employed by USHG, the Company or any of their respective Affiliates at any time during the twelve (12) month period prior to the termination of the Participant’s employment with the Company), or exclusive consultant of USHG, the Company or any of their respective Affiliates to become employed or to provide consulting or contract services to a business competitive with USHG, the Company or their respective Affiliates in the Business; (ii) solicit, employ or engage, or cause to be solicited, employed, or engaged, any person who is or was employed by USHG, the Company or any of their respective Affiliates at any time during the twelve (12) month period prior to the termination of the Participant’s employment with the Company; or (iii) solicit, encourage, or induce any contractor, agent, client, customer, supplier, or the like of USHG, the Company or any of their respective Affiliates to terminate or diminish its/his relationship with USHG, the Company or any of their respective Affiliates, or to refrain from entering into a relationship with USHG, the Company or any of their respective Affiliates, including, without limitation, any prospective contact, contractor, agent, client, customer, or the like of USHG, the Company or any of their respective Affiliates; provided, however, that the foregoing shall not prohibit the Participant from placing any general advertisements for employees so long as such general advertisements are not directed to any employees of USHG, the Company or any of their respective Affiliates (provided that the Participant may not, during the time periods set forth in this Section 3(c), hire or engage any such Person who responds to such general advertisement).

(d)                                 Remedies.  In addition to whatever other rights and remedies USHG, the Company and their respective Affiliates may have at equity or in law (including, without limitation, the right to seek monetary damages), if the Participant breaches any of the provisions contained in this Section 3, (i) USHG shall have the right immediately to terminate the Participant’s right to any amounts payable under this Agreement and (ii) USHG, the Company and their respective Affiliates shall have the right to injunctive relief, without the requirement to prove actual damages or to post any bond or other security, and to obtain the costs and reasonable attorneys’ fees they incur in enforcing their rights under this Agreement.  The Participant acknowledges that his breach of this Section 3 would cause irreparable injury to USHG, the Company and/or their respective Affiliates and that money damages alone would not provide an adequate remedy for USHG, the Company or their respective Affiliates.  The Participant further acknowledges that (i) any breach or claimed breach of the provisions set forth in this Agreement shall not be a defense to enforcement of the restrictions set forth in this Section 3 and (ii) the circumstances of the Participant’s termination of employment with the Company shall have no impact on his obligations under this Sections 3.

(e)                                  Tolling During Periods Of Breach.  The Participant and USHG agree and intend that the Participant’s obligations under this Section 3 be tolled during any period that the Participant is in breach of any of the obligations under this Section 3, so that USHG, the Company and each Affiliate of USHG and the Company are provided with the full benefit of the restrictive periods set forth herein.

(f)                                   Third Party Beneficiary.  The Company and each Affiliate of the Company and USHG are intended third party beneficiaries of the terms of this Section 3 and shall have the right to enforce the provisions of this Section 3 as if they were a party hereto.

(g)                                  Survival.  The Participant’s obligations under this Section 3 shall survive the termination of this Agreement and the termination of his employment with the Company.

Section 4.                                           Code Section 409A Compliance.  This Agreement is intended to comply with Code Section 409A and the parties hereto agree to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply therewith and without resulting in any increase in the amounts owed hereunder by USHG. The time or schedule of any distribution of any payment hereunder shall not be accelerated, except as otherwise permitted under Code Section 409A (including without limitation Code Section 409A(a)(3)). USHG and the Participant shall work together in good faith to adopt such amendments to the Agreement as USHG and the Participant reasonably determine are necessary to cause the Agreement (and the amounts owed hereunder) to be exempt from, or in compliance with, Code Section 409A (including without limitation any related Department of Treasury guidance).  Notwithstanding anything herein to the contrary, USHG shall have no liability to the Participant or to any other person if the payments and benefits provided in this Agreement are not exempt from or compliant with Code Section 409A.

Section 5.                                           Assignment.  Neither the Participant, his estate, his heirs or beneficiaries, nor his legal representatives shall have any rights to commute, sell, assign, transfer or otherwise convey or encumber the right to receive any of the payments under this Agreement, which payments and the rights thereto are expressly declared to be non-assignable and nontransferable.  Any attempt to assign or transfer or encumber the right to any such payment shall be void and have no effect whatsoever.  Notwithstanding the foregoing, the Participant may, with the consent of the Board, designate in writing a beneficiary to receive the Participant’s benefits hereunder in the event of his death in accordance with such guidelines as may be determined by the Board in its sole discretion.  In the event that no such beneficiary is designated, or if such designated beneficiary predeceases the Participant, any amounts payable hereunder after the death of the Participant shall be paid to the Participant’s estate.  USHG, the Company, and each Affiliate of the Company and USHG may assign their rights and obligations under this Agreement.

Section 6.                                           Funding/Unsecured General Creditor.  Upon the occurrence of an Initial Public Offering that occurs prior to the 7th anniversary of the date of this Agreement and prior to the date of a Change in Control, USHG shall establish a “rabbi trust” (within the meaning of Revenue Procedure 92-64) to hold any amounts owed to the Participant with respect to a Special IPO Bonus.  However, all assets held in such rabbi trust shall at all times remain subject to the claims of USHG’s general unsecured creditors and the Participant’s rights hereunder and thereunder shall be no greater than the rights of a general unsecured creditor of USHG.  Amounts held by such rabbi trust shall be invested in an interest bearing “money market” account.  In addition, all obligations hereunder shall be paid solely from the general assets of USHG or the rabbi trust described herein, as the case may be.

Section 7.                                           Tax Withholding.  There shall be deducted from any payment under this Agreement the amount of any withholding taxes determined by USHG to be due in connection with any payment hereunder.

Section 8.                                           No Guarantee of Employment.  The Participant acknowledges and agrees that nothing contained in this Agreement shall be deemed to provide the Participant with any rights to continued employment with the Company or in any way limit or restrict the right of the Company to terminate the Participant’s employment with the Company at any time and for any reason, with or without notice and without penalty.

Section 9.                                           Governing Law; Venue.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement shall be brought exclusively in the Chancery Court of New Castle County, Delaware or the federal courts of the United States of America for the District of Delaware, unless the parties to any such action or dispute mutually agree to waive this provision.  By execution and delivery of this Agreement, each of the parties hereto irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized express carrier or delivery service, to the applicable party at his, her or its address referred to herein.  Each of the parties hereto irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue of any of the aforementioned actions or proceedings arising out of or in connection with this Agreement, or any related agreement, certificate or instrument referred to above, brought in the courts referred to above and hereby further irrevocably waives and agrees, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

Section 10.                                    Severability.  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.  Specifically, but without limitation, the parties agree that if any court of competent jurisdiction finds that any one or more of the words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs contained in Section 3 is overly broad or unenforceable, then such words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs shall be deemed reduced or amended to be enforceable to the maximum extent allowable under applicable law.

Section 11.                                    Successors; Binding Agreement.  This Agreement shall be binding on the parties hereto and shall inure to the benefit of their respective heirs, personal representatives, successors and assigns.

Section 12.                                    Termination.  Notwithstanding anything contained herein to the contrary, this Agreement, and USHG’s obligations and the Participant’s rights hereunder, shall terminate immediately after the first to occur of (i) a Change in Control, (ii) an

Initial Public Offering and (iii) the 7th anniversary of the date of this Agreement; provided, however, that any Special CIC Bonus or Special IPO Bonus payable as the result of a Change in Control or an Initial Public Offering, as the case may be, that occurs prior to the termination of this Agreement shall remain payable in accordance with the terms of this Agreement; provided further, however, that Sections 3 through and including 13 of this Agreement shall survive such termination.

Section 13.                                    General.  This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any pre-existing or other written or oral agreement or communication between the Participant and USHG concerning the subject matter hereof.  This Agreement may be executed and delivered in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  This Agreement shall become effective only when counterparts have been executed and delivered by all parties whose names are set forth on the signature page(s) hereof.  The provisions of this Agreement may be amended and waived only with the prior written consent of USHG and the Participant.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first set forth above.

UNION SQUARE HOSPITALITY GROUP, LLC

/s/ Danny Meyer
By: Danny Meyer
Title: Chief Executive Officer

Address for Service:

PARTICIPANT

/s/ Randall Garutti
Randall Garutti

Address for Service: